Exhibit 99.1

$1.3 Billion Acquisition of Power, Anchored and Grocery Centers and Strategic Name Change December 2021 The Necessity Retail REIT Where America Shops

1 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Forward-Looking Statements Certain statements made in this presentation are “forward-looking statements” (as defined in Section 21E of the Exchange Act), including estimated projections of future operating results, and the impact of the proposed acquisition, and which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts. Our potential risks and uncertainties are presented in the section titled “Item 1A-Risk Factors” disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021, and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC. Forward-looking statements speak as of the date they are made and, we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements: ▪ We may be unable to acquire properties on advantageous terms or our property acquisitions may not perform as we expect. ▪ We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses. ▪ Provisions in the agreements governing our debt may limit our ability to pay dividends on our Class A common stock, Series A Preferred Stock and Series C Preferred Stock. ▪ If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources. ▪ Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes. ▪ Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general. ▪ Inflation may have an adverse effect on our investments and results of our operations. ▪ In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change. ▪ We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases. ▪ Our tenants may not be diversified including by industry type or geographic location. ▪ The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers. ▪ We depend on our Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations. ▪ All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with our Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us. ▪ We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances. ▪ We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates could increase the amount of our debt payments. We may incur additional indebtedness in the future. ▪ The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders. ▪ Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities. ▪ We may fail to continue to qualify as a REIT. In addition, this presentation discusses the purchase agreement to acquire an 81-property portfolio and the sale of the Company’s existing property leased to Sanofi. These transactions are subject to closing conditions that are outside the Company’s control and may not be met. These transactions may not be completed on the contemplated terms, or at all, or may be delayed.

2 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Disclaimers Disclaimers This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, the Company's subsequent Quarterly Reports on Form 10-Q and in future filings with the SEC. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 and the Company's subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10- K filed with the SEC. These and other factors could cause results to differ materially from those expressed in these publications and reports. This presentation contains estimates and information concerning the Company’s industry that is based on industry publications. The Company has not independently verified the accuracy of the data contained in these industry publications. These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The majority of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. The Company's revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO has not been, and the Company does not expect it to be, significantly impacted by these types of deferrals. In addition, since the Company currently believes that these deferral amounts are collectable, they have been excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under GAAP relating to these types of rent deferrals. Conversely, for abatements where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly, reduced its AFFO. Credit Ratings A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

Executive Summary

American Finance Trust
The Necessity Retail REIT®

AFIN executed a PSA[1] to acquire an 81-property portfolio[2] of power, anchored, and grocery centers that are primarily leased to national retail and grocery tenants for $1.3 billion in an off-market transaction (the "Transaction") with certain subsidiaries of CIM Real Estate Finance Trust, Inc., ("CIM"). The Transaction is expected to be accretive to AFFO[1] per share immediately upon closing, add over $113 million of Annualized Straight-Line Rent[1] ("SLR"), enhance Pro Forma[1] top 10 tenant and geographic diversification and reduce office exposure from 7% to 1% of SLR. AFIN will be the preeminent REIT focused on Necessity-Based[1] retail and in connection with the Transaction, AFIN intends to change its name to "The Necessity Retail REIT" and trade under the ticker "RTL".

Transaction Overview

- AFIN executed a PSA for an 81-property portfolio[2] of power, anchored, and grocery centers for $1.3 billion, a 7.19% Cash Cap Rate[1] with CIM
- AFIN expects to fund the Transaction through a variety of sources, including $261 million of proceeds from the expected sale of its Sanofi office asset[3], borrowings under its credit facility, cash from its balance sheet, $53 million of Equity Issuances[4] to CIM and property-level debt the Company will seek to assume
- The Transaction is expected to close in Q1'22 (structured as a simple asset purchase with neither fees to a financial advisor nor acquisition fees)

Strategic Rationale

- The transaction is expected to be accretive to AFFO per share immediately upon closing, adding significant scale, diversification, and value with pandemic-tested assets
- 22% of Pro Forma multi-tenant SLR is expected to be derived from grocery centers and feature leases to leading brands such as Wal-Mart, Publix, H-E-B, and Stop & Shop
- Accretive $261 million disposition of AFIN's non-core Sanofi office asset at a 6.38% Cash Cap Rate, reducing Pro Forma SLR derived from office assets to 1% from 7%
- Enhanced geographic and tenant diversification with a greater emphasis on high-growth sunbelt markets and Necessity-Based retail tenants

Name and Ticker Change

- The Transaction will create the preeminent REIT focused on Necessity-Based retail. Pro Forma tenant mix will be representative of "Where America Shops"
- In connection with the Transaction, AFIN intends to change its name to *"The Necessity Retail REIT"* and trade under a new stock exchange ticker of *"RTL"*
- Name change to be more reflective of the quality and the Necessity-Based nature of the Pro Forma tenant base

1. See appendix for a full description of capitalized terms.
2. Includes two single-tenant assets under agreement for $16.5 million that encompass 86,810 square feet and $1.2 million of annualized straight-line rent.
3. Refer to slide 7 for additional information.
4. The equity consideration to CIM shall be either shares of the Company's Class A common stock or Class A units of the Operating Partnership. See Definitions in the appendix for additional information on the number of shares issued and other limiting factors.

American Finance Trust, Inc. *The Necessity Retail REIT®* | ir.americanfinancetrust.com 3

4 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Meaningful and Measurable Portfolio Impacts I II III IV V Amplified Scale: Strategic acquisition of a 9.5 million square foot, 81-property portfolio(1) of power, anchored, and grocery centers for $1.3 billion Immediately Accretive to AFFO per share: The transaction is expected to be accretive immediately upon closing, adding significant scale and value with pandemic-tested assets Addition of Grocery Centers: 22% of Pro Forma multi-tenant SLR is expected to be derived from grocery centers, which are expected to enhance the desirability of AFIN’s properties and ability to command strong rental rates Office Concentration Reduced to 1%: Opportunistic and accretive $261 million disposition of AFIN’s non-core Sanofi office asset at a 6.38% Cash Cap Rate, a price more than $10 million above the original purchase price, reducing Pro Forma SLR derived from office assets to 1% from 7% Enhanced Pro Forma Portfolio: Reduction in top 10 tenant concentration by 9% of SLR, greater emphasis on Necessity- Based retail tenants and SLR derived from high-growth sunbelt markets VI Where America Shops: AFIN expects the Transaction to create the preeminent REIT focused on Necessity-Based retail and intends to change its name in connection with the Transaction to “The Necessity Retail REIT | Where America Shops” 1. Includes two single-tenant assets under agreement for $16.5 million that encompass 86,810 square feet and $1.2 million of annualized straight-line rent.

5 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Meaningful and Measurable Portfolio Impacts (Cont.) Multi-Tenant Occupancy 87.9% 89.5% AFIN Q3'21 Pro Forma Top 10 Tenant Concentration (% of SLR) 38.9% 29.6% AFIN Q3'21 Pro Forma Number of Grocery Centers 8 21 AFIN Q3'21 Pro Forma Office Exposure (% of SLR) 7.4% 1.1% AFIN Q3'21 Pro Froma

6 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Transaction Overview and Timeline Portfolio Overview Funding Timeline Accretive and simplistic off-market transaction to add over $1.3 billion of high-quality power, anchored, and grocery centers that is expected to result in numerous portfolio enhancements. Expected closings Q1’22 Simple asset acquisition as opposed to an M&A transaction with large banking fees In connection with the Transaction, AFIN intends to change its name to “The Necessity Retail REIT” and stock exchange ticker to “RTL” Creation of the preeminent REIT focused on Necessity-Based retail, featuring a tenant base of “Where America Shops” The strategic Transaction is expected to be funded through a variety of sources including, $261 million of proceeds from the expected sale of its Sanofi office asset(2), borrowings under its credit facility, cash from its balance sheet, $53 million of Equity Issuances(3) to CIM and property- level debt the Company will seek to assume AFIN executed a PSA to sell its Sanofi office asset at a 6.38% Cash Cap Rate, generating $261 million of accretive proceeds for the Transaction The Transaction is expected to result in a near-term increase in leverage. AFIN will resume its deleveraging initiative upon final closing of the Transaction 81-property portfolio(1) of power, anchored, and grocery centers under agreement for $1.3 billion (7.19% Cash Cap Rate) Highly complementary and pandemic- tested assets with an emphasis on Necessity-Based retail tenants 34% of acquired SLR is derived from high-growth sunbelt markets with a balance of geographically well diversified centers 12% of acquired SLR is derived from grocery centers, an increasing portfolio focus for AFIN AFIN does not need to raise equity or secure additional lender commitments to fund the Transaction 1. Includes two single-tenant assets under agreement for $16.5 million that encompass 86,810 square feet and $1.2 million of annualized straight-line rent. 2. Refer to slide 7 for additional information. 3. The equity consideration to CIM shall be either shares of the Company’s Class A common stock or Class A units of the Operating Partnership. See Definitions in the appendix for additional information on the number of shares issued and other limiting factors.

Accretive $261 Million Sanofi Office Disposition

American Finance Trust
The Necessity Retail REIT®

Prior to closing of the Transaction, AFIN expects to proactively dispose of its non-core Sanofi office asset at a 6.38% Cash Cap Rate, which is $10 million above the original purchase price, resulting in approximately $261 million of accretive proceeds that are expected to be used to partially fund the Transaction while reducing Pro Forma SLR derived from office assets to 1%.

Property and Disposition Overview

- ✓ In Q1'14, AFIN acquired a three-building, 736,572 square foot office campus for $251 million with a Remaining Lease Term of 12 years. The campus was and continues to be 100% leased to Sanofi, an A1 investment grade rated tenant, and is located in Bridgewater, NJ
- ✓ Throughout AFIN's ownership, the Company worked closely with the tenant and completed various asset management projects, including a 15-year lease restructure which significantly increased the value of the asset
- ✓ **Sanofi informed AFIN that they intend to vacate the property and are marketing the property for full sublease. Subsequently, AFIN took the following actions:**
  - ➢ Attempted to negotiate proposals with prospective sub-tenants;
  - ➢ Leveraged third parties to market the property sale; and
  - ➢ Paid off property level debt with proceeds from AFIN's recently completed $500 million bond offering
- ✓ **As a result of AFIN's proactive management and successful ownership, AFIN was able to execute a PSA to dispose of the non-core office property for $261 million, a Cash Cap Rate compression of 15 basis points and a $10 million increase from AFIN's original purchase price in Q1'14 of $251 million. The disposition is expected to result in a decrease in Pro Forma office exposure from 7.4% to only 1.1% of annualized SLR**
  - ➢ AFIN conducted an international sale process, which totaled 15 prospective buyers, 8 first round offers, 5 second round offers, and 3 best and final offers
  - ➢ Opportunistically took advantage of strong market conditions for office properties leased to investment grade tenants with 10+ years of lease term remaining
  - ➢ The disposition also avoided releasing of the building, which could be costly, and reduced Pro Forma office exposure from 7% to 1% on accretive terms
  - ➢ No disposition fee to the Advisor

Asset & Disposition Overview	
Location	Bridgewater, NJ
Property Type	Office
Occupancy	Tenant Notice to Vacate
Square Feet	736,572
Lease Term Remaining (Q3'21)	11.2 years
Purchase Price	$251 million
Sale Price	$261 million
Increase to Original Purchase Price	$10 million

Pro Forma Office Exposure *(% of SLR)*



7.4%
-6.3%
1.1%
AFIN (Q3'21)
Pro Forma

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8 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Well-Positioned For Sustained Growth The Transaction is expected to create the preeminent Necessity-Based retail REIT focused on tenants “Where America Shops” and provide AFIN with a unique value-add opportunity to accretively add significant scale, diversification, and value to its best-in-class portfolio. According to research firm Forrester, 72% of U.S. retail sales transactions will occur in physical stores through 2024 According to an ICSC survey, 62% of online orders are fulfilled at brick-and-mortar stores, exemplifying the strong and continued need for physical stores Favorable Industry Tailwinds AFIN expects the Transaction to be accretive to AFFO per share immediately upon closing Strategic off-market transaction executed at an attractive acquisition Cash Cap Rate of 7.19% Immediately Accretive AFIN identified 13 assets that it expects to generate a substantial leasing pipeline for, potentially unlocking further shareholder value AFIN intends to hold $250 million of the acquired assets for sale, potentially providing proceeds to reduce leverage upon a completed sale Multi-decade platform to support increased scale and property management and leasing capabilities, potentially unlocking further value Value-Add and Deleveraging Opportunities 34% of acquired SLR is derived from high-growth sunbelt markets and increased exposure to Necessity-Based retail tenants Pandemic-tested portfolios featuring a balance of grocery centers that are highly resistant to economic cycles Pro Forma complementary portfolio mix featuring a stable single-tenant net lease portfolio and a Necessity-Based multi-tenant portfolio with significant leasing upside Highly Complementary 81-property portfolio(1) of power, anchored, and grocery centers for $1.3 billion that features leases to leading national retail and grocery tenants and is expected to add over $113 million in SLR Top 10 tenant concentration reduced from 39% of SLR to only 30% of Pro Forma SLR and features large cap public companies Significant Scale & Diversification 1. Includes two single-tenant assets under agreement for $16.5 million that encompass 86,810 square feet and $1.2 million of annualized straight-line rent.

American Finance Trust
The Necessity Retail REIT®

Successful Leasing and Asset Management Platform

Since Q4'20, Occupancy has grown from 84.7% to 87.9% by partnering with creditworthy national retail tenants and built a Q3'21 Leasing Pipeline[1] that would further increase Occupancy to 89.9%. Post Transaction, Pro Forma Executed Occupancy plus Leasing Pipeline is expected to further increase Occupancy to 91.0%, resulting in an over 6% Occupancy increase since Q4'20.

Successful Leasing Platform Is Expected To Continue To Produce Shareholder Value


91.0%
89.9%
87.9%
86.8%
86.6%
84.7%
Q4'20
Q1'21
Q2'21
Q3'21
AFIN + Executed Occupancy + Leasing Pipeline
Pro Forma + Executed Occupancy + Leasing Pipeline[3]

2021 Leasing Highlights

- ✓ Since Q4'20 AFIN has executed on its leasing initiative and signed leases for 232,000 square feet[2], increasing Occupancy by 3.2%
- ✓ Q3'21 Executed Occupancy[1] and Leasing Pipeline[1] is expected to increase Occupancy by 2% and add over $2.1 million of annualized SLR
- ✓ Completed 86 multi-tenant lease renewals for nearly 938,000 SF in 2021, including 25 in Q3'21 with a weighted average new lease term of 5 years at pre-pandemic rent levels (1% discount to the old rental rate)

Tenants AFIN's Partnered With in 2021

Tenant	Rating
KOHL'S	Moody's: Baa2
T.J.maxx	Moody's: A2
OLD NAVY	Moody's: Ba2 *(Implied)*
ALDI	Not Rated
DICK'S SPORTING GOODS	Moody's: Ba1 *(Implied)*
Burlington	S&P: BB+

AFIN is under agreement for a nearly 91% Occupancy portfolio and a Leasing Pipeline, which are expected to increase Pro Forma Occupancy by 1.6% and position AFIN for sustained growth as it leverages its successful leasing platform to generate substantial leasing momentum and shareholder value

Note: Leasing and Leasing Pipeline data as of November 1, 2021.
1. See appendix for a full description of capitalized terms.
2. Includes 68,000 square feet of leased space adjacent to one of our multi-tenant assets acquired in Q3'21.
3. Includes 13,000 SF Leasing Pipeline to be acquired in the Transaction.

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9

Complementary Match of Two Pandemic-Tested Portfolios

American Finance Trust
The Necessity Retail REIT®

The Transaction will combine two high-quality pandemic-tested portfolios with strong creditworthy tenants and Necessity-Based retail approaches, which helped to mitigate adverse impacts from the Covid-19 pandemic.

Strategic Combination Of Two Pandemic-Tested Portfolios

Nearly 100% Rent Collection	**Since the onset of the Covid-19 pandemic, AFIN swiftly navigated the pandemic, focusing on rent collection, portfolio stability, and financial flexibility** ✓ Significant rent collection throughout the Covid-19 pandemic, including year-to-date rent collection[1] of approximately 100% across the AFIN portfolio ✓ AFIN proactively communicated with its tenants to help them navigate the Covid-19 pandemic, providing operational support to select tenants, which mitigated adverse impacts and encouraged portfolio stability ✓ Limited portfolio impact from the Covid-19 pandemic with less than 0.2% of AFIN's SLR lost due to tenant bankruptcies since Q1'20
Increasing Leasing Momentum As Covid-19 Subsides	**Since the rollout of mass vaccination in the United States during the summer and fall of 2020, AFIN has seen an increase in demand for new and renewal leases as tenants maintain and begin to establish new footprints at well-located centers** ✓ Occupancy across AFIN's multi-tenant portfolio is expected to increase to 89.9% from 84.7% in Q4'20 as AFIN's Leasing Pipeline commences over time ✓ AFIN completed 86 multi-tenant lease renewals totaling nearly 938,000 SF in 2021, including 25 in Q3'21 with a weighted average new lease term of 5 years at pre-pandemic rent levels ✓ Across the portfolio in the contemplated Transaction, Occupancy is expected to increase to 91.0% from 90.1% in Q4'20 as 13,000 SF of additional space in the acquired Leasing Pipeline commences over time **Management believes that adverse economic impacts from Covid-19 have passed and that AFIN will continue to see an influx of leasing demand for its well-positioned centers**

AFIN's exceptional performance through the Covid-19 pandemic continues to prove that Necessity-Based retail is *Where America Shops*

AFIN 2021 Rent Collection



94%
+6%
100%
2020
YTD(1)

AFIN Multi-Tenant Occupancy



84.7%
+3.2%
89.9%
Q4'20
Q3'21 + Leasing Pipeline

Transaction Portfolio[2] Occupancy



90.1%
+0.9%
91.0%
Q4'20
Q3'21 + Leasing Pipeline

1. Collection data as of November 1, 2021. Collection data includes both Cash Rent paid in full and in part pursuant to an amendment to an existing lease agreement to defer or grant a rent credit for a certain portion of Cash Rent due or otherwise. Collection data excludes Cash Rent paid after November 1, 2021, that would apply to prior quarters.
2. Includes two single-tenant assets under agreement for $16.5 million that encompass 86,810 square feet and $1.2 million of annualized straight-line rent.

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11 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Strong Recent Track Record To Deleverage Post Transaction, AFIN will resume its previously announced and successful deleveraging initiative and expects to return to leverage levels consistent with recent quarters. Deleveraging Post Transaction AFIN expects to partially fund the Transaction through assumed property-level debt and borrowings under its credit facility, which are expected to result in a near-term increase in leverage The Transaction is expected to be accretive to AFFO per share immediately upon closing and position the Company for sustained earnings growth by capitalizing on its leasing platform and favorable industry tailwinds Post Transaction, AFIN expects to deleverage its balance sheet through: ✓ Identified $250 million of the acquired assets that AFIN intends to hold for sale, potentially providing proceeds to reduce leverage upon a completed sale ✓ Identified 13 assets that have strong leasing potential, which AFIN expects to develop a substantial leasing pipeline for immediately upon closing ✓ Increasing earnings through external and internal growth factors such as property acquisitions and multi-tenant leasing activity ✓ Fund future acquisitions in all cash or at lower debt to equity ratios ✓ Opportunistic equity issuance over time

12 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com The Necessity Retail REIT (Nasdaq: RTL) | Where America Shops The Transaction is expected to create the preeminent REIT focused on Necessity-Based retail tenants that are representative of “Where America Shops”. In connection with the Transaction, AFIN intends to change its name to “The Necessity Retail REIT” and stock exchange ticker to “RTL”, rebranding the Company to be more reflective of the underlying tenant base that it has diligently constructed. Necessity-Based Retail Focused Where America Shops

Pro Forma Portfolio Metrics

American Finance Trust
The Necessity Retail REIT®

The Transaction is expected to result in a 1.6% multi-tenant Occupancy increase, 9% reduction in top 10 tenant SLR concentration, 6% reduction in SLR derived from office assets and increased emphasis on Necessity-Based retail tenants.

Portfolio Metrics[1]	AFIN Total Portfolio[1]	Transaction Portfolio[2]	Pro Forma
Real Estate Investments, at cost	$3.8 billion	$1.3 billion[3]	$5.1 billion
# of Properties	967	81	1,048
States	48	27	48
Square Feet (SF)	19.3 million	9.5 million	28.8 million
Annualized Straight Line Rent (SLR)	$268.2 million	$113.4 million	$381.6 million
Occupancy (%)	92.9%	90.9%	92.3%
Executed Occupancy (%)	93.6%	91.0%	92.7%
Weighted Average Remaining Lease Term	8.6 Years	5.0 Years	7.5 Years

Property Segment (% of SLR)


Power Center
Anchored Center
Grocery Center
Single-Tenant
Multi-Tenant
52%
28%
13%
11%
48%
$380
million

Geographic Diversification (% of SLR)


GA 10.0%
NC 7.2%
OH 6.8%
FL 6.3%
AL 5.5%
IL 5.2%
TX 5.0%
SC 4.9%
KY 4.3%
PA 5.0%
All Other
39.8%
48
States

Office Property Exposure *(% of SLR)*


7.4%
Sanofi disposition to result in a 6% reduction in SLR derived from office assets
1.1%
AFIN Q3'21
Pro Forma

1. As of September 30, 2021. Excludes AFIN's Sanofi office asset under PSA. Refer to slide 7 for additional information.
2. Includes two single-tenant assets under agreement for $16.5 million that encompass 86,810 square feet and $1.2 million of annualized straight-line rent.
3. Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP.

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Pro Forma Top 10 Tenants

American Finance Trust
The Necessity Retail REIT®

Pro Forma top 10 tenants to total 30% of SLR as compared to 39% of SLR prior to the Transaction and features large cap public companies that are representative of "Where America Shops".

Tenant	Credit	Market Cap[1] ($ in billions)	Tenant Industry	Portfolio Segment	Remaining Lease Term (in years)	% SLR
Truist Bank	Actual: A2	$78.4 (+24% YoY)	Financial Services	Single-Tenant	7.9	4.0%
Fresenius	Actual: Baa3	$17.7 (-27% YoY)	Healthcare	Single-Tenant	7.0	3.9%
Mountain Express Oil Co.	Implied: Ba1	N/A	Gas & Convenience	Single-Tenant	16.9	3.5%
AmeriCold	Actual: Baa3	$8.6 (+10% YoY)	Refrigerated Warehousing	Single-Tenant	6.0	3.4%
Home Depot	Actual: A2	$425.0 (+47% YoY)	Home Improvement	Single and Multi Tenant	7.4	3.3%
PetSmart	Actual: B2	N/A	Pet Supplies	Multi-Tenant	3.4	2.6%
Stop & Shop	Parent: Baa1	N/A	Grocery	Single and Multi Tenant	5.1	2.5%
Dick's Sporting Goods	Implied: Ba1	$9.2 (+92% YoY)	Sporting Goods	Multi-Tenant	2.9	2.3%
Bob Evans	Implied: Ba1	N/A	Fast Casual Restaurants	Single-Tenant	15.6	2.2%
Best Buy	Actual: A3	$24.6 (-8% YoY)	Electronics	Multi-Tenant	2.5	2.2%
Top 10 Tenants	**65% IG Rated[2]**				**7.7**	**29.6%**
Remaining Portfolio					**7.4**	**70.4%**

1. Market capitalization as of December 15, 2021. Source: Bloomberg.
2. Based on Annualized Straight-Line Rent as of September 30, 2021. Ratings information as of September 30, 2021. 56% of the rated tenants were actual Investment Grade rated and 9% of the rated tenants were implied Investment Grade.

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15 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Pro Forma Portfolio Tenant Industries (% of SLR) No individual tenant-industry totals more than 7% of Pro Forma SLR, which is 3% less than before the Transaction and features a greater emphasis on Necessity-Based retail tenants. Tenant Industry Type % of SLR Discount Retail Traditional Retail(1) 8% Gas/Convenience Necessity-Based 7% Specialty Retail Traditional Retail 7% Healthcare Necessity-Based 6% Grocery Necessity-Based 5% Quick Service Restaurant Necessity-Based 5% Home Improvement Traditional Retail 5% Retail Banking Necessity-Based 5% Apparel Retail Traditional Retail 5% Full-Service Restaurant Necessity-Based 4% Fast Casual Necessity-Based 4% Refrigerated Warehousing Distribution 3% Sporting Goods Traditional Retail 3% Pet Supplies Traditional Retail 3% Auto Services Necessity-Based 3% Salon / Beauty Necessity-Based 3% Furniture Traditional Retail 2% Electronics Traditional Retail 2% 22 Others Various 18% Discount Retail 7% Gas/Convenience 7% Specialty Retail 7% Healthcare 6% Grocery 5% Retail Banking 5% Quick Service Restaurant 5% Home Improvement 5% Apparel Retail 5% Full-Service Restaurant 4% Fast Casual 4% Sporting Goods 4% Refrigerated Warehousing 3% Pet Supplies 3% Auto Services 3% Salon / Beauty 3% Electronics 2% Furniture 2% All Others 18% 40 Tenant Industries 55% of SLR is derived from Necessity-Based tenants 1. See appendix for a full description of capitalized terms.

16 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Pro Forma Lease Maturity Schedule Strong weighted average Remaining Lease Term of 7.5 years with a well-staggered maturity schedule and substantial leasing opportunity. 1% 3% 7% 6% 8% 9% 14% 5% 9% 5% 35% 1% 4% 9% 9% 9% 11% 12% 5% 7% 5% 28% 0% 5% 10% 15% 20% 25% 30% 35% 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter AFIN Q3'21 Pro Forma

17 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Pro Forma Geographic Concentration 34% of acquired SLR is derived from several high-growth sunbelt markets with a balance of geographically diversified and well-located power, anchored, and grocery centers primarily leased to national retail and grocery tenants. Approximately 43% of Pro Forma SLR is derived from high-growth markets. High-Growth Markets AFIN Single-Tenant AFIN Multi-Tenant Transaction State % of SLR GA 10% NC 7% OH 7% FL 6% AL 6% IL 5% TX 5% SC 5% KY 4% PA 4% 38 Others 41% Legend

18 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com 53% 25% 22% Power Center Anchored Center Grocery Centers Pro Forma Multi-Tenant Portfolio Portfolio Metrics ($ and SF in mm) Real Estate Investments, at cost $2,739 Number of Properties 112 States 29 Square Feet 16.6 Annualized Straight-Line Rent $196.8 Occupancy (%) 89.5% Executed Occupancy (%) 90.4% Weighted Average Remaining Lease Term 4.9 Years Pro Forma AFIN is expected to have 112 power, anchored, and grocery centers, benefit from increased Occupancy to nearly 90%, and generate $112 million of SLR from leading Necessity-Based tenants. Pro Forma Annualized SLR by Segment $197 million Pro Forma Multi-Tenant Occupancy 87.9% 89.5% AFIN MT (Q3'21) Pro Forma Nearly 90% Pro Forma Occupancy, a 1.6% increase compared to the pre- Transaction AFIN portfolio, plus an Executed Occupancy of 90.4% 34% of Pro Forma SLR is derived from high-growth sunbelt markets 22% of Pro Forma SLR is derived from grocery centers Multi-decade platform to support increased scale and property management and leasing capabilities, potentially unlocking further value

19 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Key Stats Number of Centers 56 Square Feet 9.3 million % of Multi-Tenant SLR 53.4% Occupancy (%) 90.3% Remaining Lease Term 4.4 Years Power Centers Features centers that are typically leased to a national retail tenant and complementary in-line tenants that drive foot traffic to each According to ICSC, 69% of consumers are back to shopping and browsing inside physical stores Key Stats Anchored Centers Features centers that typically have a grocery anchored tenant Highly resistant to economic cycles due to Necessity-Based nature. According to ICSC, 77% of surveyed consumers prefer to do grocery shopping in person Key Stats Grocery Centers Features centers with multiple big box layouts that are typically leased to national retail tenants According to research firm Forrester, 72% of U.S. retail sales transactions will occur in physical stores through 2024 Pro Forma Multi-Tenant Portfolio (Cont.) Pro Forma AFIN will boast a portfolio of power, anchored, and grocery centers primarily leased to national retail and grocery tenants such as Wal- Mart, Publix, Ulta Beauty, Home Depot, Best Buy, and Stop and Shop. Number of Centers 21 Square Feet 3.5 million % of Multi-Tenant SLR 21.6% Occupancy (%) 88.2% Remaining Lease Term 5.1 Years Number of Centers 35 Square Feet 3.9 million % of Multi-Tenant SLR 25.0% Occupancy (%) 88.8% Remaining Lease Term 5.7 Years

Conclusion

American Finance Trust
The Necessity Retail REIT®

- ✓ ***Strategic acquisition of a 9.5 million square foot 81-property portfolio[(1)] of power, anchored, and grocery centers for $1.3 billion***
- ✓ ***Accretive to AFFO per share immediately upon closing, adding significant scale, diversification and value***
- ✓ ***Pro Forma complementary portfolio mix featuring a stable long-term single-tenant net lease portfolio and a Necessity-Based focused multi-tenant portfolio with significant leasing upside and future growth potential***
- ✓ ***Pro Forma 6% SLR reduction in office exposure, 1.6% multi-tenant Occupancy increase, 9% reduction in top 10 tenant SLR concentration, increased emphasis on Necessity-Based retail tenants and exposure to high-growth sunbelt markets***
  - ***Accretive $261 million disposition of AFIN's non-core Sanofi office asset at a 6.38% Cash Cap Rate, a price $10 million above the original purchase price, reducing office exposure from over 7% to 1%***
  - ***Pro Forma multi-tenant Occupancy of 89.5% as compared to 87.9% at Q3'21 quarter end***
  - ***Pro Forma top 10 tenant concentration reduced from 39% of SLR to only 30% of SLR***
  - ***22% of Pro Forma multi-tenant SLR derived from grocery centers, which are highly resistant to economic cycles***
  - ***Combination of two high-quality pandemic-tested portfolios with strong creditworthy tenants and Necessity-Based retail approaches. Less than 0.2% of AFIN's SLR lost due to tenant bankruptcies since the beginning of the Covid-19 pandemic***
- ✓ ***AFIN is expected to be the preeminent REIT focused on Necessity-Based retail***
  - ***"The Necessity Retail REIT | Where America Shops" and new ticker "RTL"***
  - ***Pro Forma portfolio that is approximately 55% leased to Necessity-Based retail tenants***
- ✓ ***Favorable industry tailwinds that management expects to support sustained earnings growth***

1. Includes two single-tenant assets under agreement for $16.5 million that encompass 86,810 square feet and $1.2 million of annualized straight-line rent.

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21 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Appendix

Transaction Portfolio Highlights

American Finance Trust
The Necessity Retail REIT®

AFIN is expected to acquire an 81-property multi-tenant portfolio[1] for $1.3 billion from CIM. The portfolio is comprised of power, anchored, and grocery centers and features leases to leading Necessity-Based retail and grocery tenants.

Portfolio Metrics[1] *($ and SF in mm)*	
Real Estate Investments, at cost[2]	$1,319
Number of Properties	81
States	27
Square Feet	9.5
Annualized Straight Line Rent	$113.4
Occupancy (%)	90.9%
Executed Occupancy[3] (%)	91.0%
Weighted Average Remaining Lease Term	5.0 Years

Top 10 Tenants

Tenant	Credit Rating	% of SLR
PetSmart	Actual: B2	6.8%
Dick's Sporting Goods	Implied: Ba1	6.1%
Home Depot	Actual: A2	5.2%
Best Buy	Actual: A3	3.8%
Hobby Lobby	Not Rated	3.1%
TJ Maxx	Actual: A2	3.1%
Ross Dress For Less	Actual: A2	3.1%
Kohl's Corporation	Actual: Baa2	3.0%
Michael's	Not Rated	2.9%
Bed Bath & Beyond	Actual: Ba3	2.7%
Top 10 Tenants:	**46% IG Rated**	**46.4%**

Lease Rollover

Year of Expiration	% of SLR
2021	1.3%
2022	6.3%
2023	13.6%
2024	15.0%
2025	10.2%
2026	14.5%
2027	9.0%
2028	6.3%
2029	4.2%
2030	5.2%
Thereafter	14.3%

Property Type

Property Type	% of SLR
Power Center	44.7%
Anchored Center	43.8%
Grocery Center	11.5%

Credit Ratings

Credit Rating (SF > 10k SF)	% of SLR
Investment Grade[4][5]	35.2%
Non-Investment Grade	42.4%
Not Rated	22.4%

1. As of September 30, 2021, and seller provided information. Includes two single-tenant assets under agreement for $16.5 million that encompass 86,810 square feet and $1.2 million of annualized straight-line rent.
2. Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP.
3. Includes 13,000 SF Leasing Pipeline to be acquired in the Transaction.
4. See appendix for a full description of capitalized terms.
5. Based on Annualized Straight-Line Rent as of September 30, 2021. Ratings information as of September 30, 2021 and for tenants 10,000 SF or greater. 27% of the rated tenants were actual Investment Grade rated and 5% of the rated tenants were implied Investment Grade.

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23 American Finance Trust, Inc. The Necessity Retail REIT® | ir.americanfinancetrust.com Definitions AFFO: In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of the merger with American Realty Capital-Retail Centers of America, Inc. in February 2017 (the “Merger”). These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent, and share-based compensation related to restricted shares and the 2018 OPP from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Please refer to our Form 10-Q as of and for the period ended September 30, 2021 for further details on our calculation of AFFO. Annualized Straight-Line Rent: Straight-line rent which is annualized and calculated using most recent available lease terms as of the period end indicated. Cash Cap Rate: For acquisitions, cash cap rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income during the first year of ownership that the property will generate under its existing lease or leases. For dispositions, cash cap rate is a rate of return based on the annualized cash rental income of the property to be sold. For acquisitions, cash cap rate is calculated by dividing this annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property, excluding acquisition costs. For dispositions, cash cap rate is calculated by dividing the annualized cash rental income by the contract sales price for the property, excluding acquisition costs Weighted average cash cap rates are based on square feet unless otherwise indicated. Cash NOI: We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. Equity Issuances: As used herein, Equity Issuances represents $53 million of equity consideration to certain subsidiaries of CIM Real Estate Finance Trust, Inc.(“CIM”) in connection to the Transaction. The equity consideration shall be either shares of the Company’s Class A common stock or Class A units in the Operating Partnership. The number of shares or units to be issued at the applicable closing (limited to 4.9% of the Company’s outstanding Class A common stock at the time) will be based on the value of the shares or units that may be issued at closing divided by the per share volume weighted average price of the Company’s Class A Common Stock measured over a five consecutive trading day period immediately preceding (but not including) the date on which the written notice indicating CIM’s election is delivered to the Operating Partnership (such price to be limited by a 7.5% collar in either direction from the per share volume weighted average price of the Company’s Class A Common Stock measured over the ten consecutive trading day period immediately preceding (but not including) the effective date of the PSA). Further, the amount of the Company’s Class A common stock or Operating Partnership Units as applicable that the Partnership may issue at the first closing will not exceed approximately $27 million in value with the remainder to be issued in a form to be determined at the second closing. Refer to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2021 for additional information. Executed Occupancy: Includes Occupancy as defined below as of a particular date as well as all leases fully executed by both parties as of the same date where the tenant has yet to take possession as of such date. For Q3’21 and as of November 1, 2021, there are 15 additional leases executed where rent commences over time between the fourth quarter of 2021 and the first quarter of 2022 totaling approximately 122,000 square feet. For Q4’20 and as of January 31, 2021, there were four additional leases executed where rent commences over time between the first quarter of 2021 and the third quarter of 2021 totaling approximately 34,000 square feet. FFO: We define FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO attributable to stockholders. Our FFO calculation complies with NAREIT's definition. Please refer to our Form 10-Q as of and for the period ended September 30, 2021 for further details on our calculation of FFO. Investment Grade: As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2021 and based on Annualized Straight-Line Rent. Leasing Pipeline: For AFIN, Leasing Pipeline for Q3’21 includes (i) all leases fully executed by both parties as of November 1, 2021, but after September 30, 2021 and (ii) all leases under negotiation with an executed LOI by both parties as of November 1, 2021. This represents six LOIs totaling approximately 19,000 square feet. No lease terminations occurred during this period. For the Transaction and Q3’21, includes a 13,000 SF Leasing Pipeline acquired in the Transaction. For AFIN and Q4’20 includes (i) all leases fully executed by both parties as of January 31, 2021, but after December 31, 2020 and (ii) all leases under negotiation with an executed LOI by both parties as of January 31, 2021. This represents six new leases totaling approximately 220,000 square feet, net of one lease termination for 5,000 square feet during this period. There can be no assurance that LOIs will lead to definitive leases that will commence on their current terms, or at all. Leasing pipeline should not be considered an indication of future performance. LOI: Means a non-binding letter of intent. Necessity-Based: We define Necessity-Based as properties that are leased to tenants that operate in what we believe to be service-based or essential industries such as auto services, distribution, financial services, gas/convenience, grocery. healthcare, and quick service restaurants, among others. NOI: Defined as a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net (loss). Occupancy: Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated. Pro Forma: As used herein, Pro Forma represents the combined AFIN and 81 property multi-tenant portfolio, including the two single-tenant assets under agreement for $16.5 million that encompass 86,810 square feet and $1.2 million of annualized straight-line rent, under PSA with CIM Real Estate Finance Trust, Inc. as of September 30, 2021, excluding AFIN’s Sanofi office asset under PSA. Refer to slide 7 for additional information on the Sanofi office asset disposition. PSA: Means a definitive purchase and sale agreement entered into with certain subsidiaries of CIM Real Estate Finance Trust, Inc.(“CIM”). Remaining Lease Term: Represents the outstanding tenant lease term. Weighted based on Annualized Straight-Line Rent as of the date or period end indicated. Traditional Retail: AFIN definition of Traditional Retail includes retail properties leased to tenants in the auto retail, department store, discount retail, electronics, furniture, home improvement, home furnishing, specialty retail, and sporting good sectors.